Exhibit 99.1

TECNOGLASS ANNOUNCES AGREEMENT TO IsSUE

$210 MILLION OF Senior Notes

BARRANQUILLA, Colombia – January 27, 2017 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced that it has entered into a purchase agreement to sell US$ 210MM of 5-year senior unsecured notes at a fixed rate of 8.20%. Tecnoglass intends to use a portion of the proceeds to repay approximately $185 million of outstanding indebtedness, to fund working capital needs and for general corporate purposes. The transaction is expected to settle on January 30, 2017.

The new borrowings are expected to greatly improve the Company´s capital structure and increase its financial flexibility. The transaction is expected to reduce the Company’s average cost of debt by approximately 70 basis points, extend the average maturity of borrowings and eliminate capital amortization payments associated with all existing lines of credit to be repaid in full. Furthermore, upon completion of the Company’s refinancing activities, fixed rate debt will comprise approximately 92%% of total outstanding indebtedness, as compared to approximately 7% as of September 30, 2016.

This transaction, executed by Bank of America Merrill Lynch and Morgan Stanley, will represent the first initial public offering in the international debt capital markets from a Colombian-based, non-financial, corporate issuer since May 2013, the first Colombian-based high yield issuance since March 2015 and the first issuance by a Colombian-based corporate issuer this year. Additionally, the transaction is expected to strengthen Tecnoglass’ international recognition, as it will become one of the few companies in the Latin American region with both its debt and equity trading in the international capital markets.

Jose M. Daes, Chief Executive Officer, stated, “We are delighted with this senior notes offering, which will represent our Company’s debut in the international debt capital markets. We believe the successful pricing of this transaction will enable us to achieve a lower cost of debt and strengthen our capital structure. We are encouraged by this vote of confidence from the investment community and excited to continue pursuing our growth objectives into 2017 and beyond.”

The offering of the notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer or solicitation would be unlawful.

1

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies more than 900 customers in North, Central and South America, with the United States accounting for approximately 60% of revenues in 2015. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 UN Plaza (New York), Trump Plaza (Panama), Fordham University Law School (New York), Brickell City Center (Miami), and The Woodlands (Houston). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. In particular there can be no assurance that Tecnoglass will be able to consummate the offering of notes, that it will be able to continue to make regular quarterly dividend payments to the holders of its ordinary shares or achieve any of its corporate objectives. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Deputy CFO

305-503-9062

investorrelations@tecnoglass.com

2